UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 2, 2009

INVERSO CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50898 (Commission File Number)	34-1996527 (I.R.S. Employer Identification No.)

1362 Springfield Church Road Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On October 2, 2009, we entered into a Securities Purchase Agreement with Bonnie L. Hartman, one of our officers and directors.  Under the terms of the agreement, we agreed to issue 500,000 shares of our common stock to her, and 2,000,000 shares to Heidi H. Carl, or her assigns, also an officer and director, in exchange for $10,000.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

On October 2, 2009, we entered into a Securities Purchase Agreement with Bonnie L. Hartman, one of our officers and directors.  Under the terms of the agreement, we agreed to issue 500,000 shares of our common stock to her, and 2,000,000 shares to Heidi H. Carl, or her assigns, also an officer and director, in exchange for $10,000.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated October 2, 2009 with Bonnie L. Hartman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2009	INverso Corp., a Delaware corporation

/s/ William A. Hartman
By: William A. Hartman
Its: President